UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  February 9, 2007
                                                   -----------------------------



                            FOAMEX INTERNATIONAL INC.
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               (Exact name of registrant as specified in charter)



      Delaware                           0-22624                    05-0473908
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(State or other jurisdiction of          (Commission              (IRS Employer
incorporation or organization)           File Number)             Identification
No.)



1000 Columbia Avenue
Linwood, Pennsylvania                                            19061
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (610) 859-3000
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                                 Not applicable
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          (Former name or former address if changed since last report)

                       Items to be included in this Report

ITEM 1.01.  Entry into a Material Definitive Agreement.

New Senior Secured Credit Facilities

     In connection with Foamex International Inc.'s (the "Company") Second Amended and Restated Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan"), on February 12, 2007 (the "Effective Date"), Foamex L.P., the Company's wholly-owned subsidiary, entered into (i) a Revolving Credit
Agreement, dated as of February 12, 2007, by and among Foamex L.P., the guarantors, including the Company, the lenders referred to therein, and Bank of America, N.A., as administrative agent (the "Revolving Credit Agreement"); (ii) a $425.0 million First Lien Term Credit Agreement, dated as of February 12, 2007, by and among Foamex L.P., the guarantors, including the Company, the lenders referred to therein, and Bank of America, N.A., as administrative agent and collateral agent (the "First Lien Term Credit Agreement"); and (iii) a $175.0 million Second Lien Term Credit Agreement, dated as of February 12, 2007, by and among Foamex L.P., the guarantors, including the Company, the lenders referred to therein, and Bank of America, N.A., as administrative agent and collateral agent (the "Second Lien Term Credit Agreement" and, together with the First Lien Term Credit Agreement and the Revolving Credit Agreement, the "New Senior Secured Credit Facilities"). The Revolving Credit Agreement provides for a revolving credit facility in the amount of up to $175.0 million, including a sub-limit of $45.0 million for letters of credit. Advances under the Revolving Credit Agreement are limited by a borrowing base formula consisting of 85% of eligible accounts receivable, less certain reserves.

     Foamex L.P. borrowed approximately $613.0 million under the New Senior Secured Credit Facilities on the Effective Date to fund a portion of its cash obligations under the Plan.

     Foamex L.P.'s obligations under the New Senior Secured Credit Facilities are unconditionally and irrevocably guaranteed by the Company, its existing and future domestic subsidiaries and its Canadian subsidiary, Foamex Canada Inc. The New Senior Secured Credit Facilities and the guarantees are collateralized by a security interest in substantially all of the tangible and intangible assets of Foamex L.P. and each of the guarantors, with certain exceptions.

     Borrowings under the New Senior Secured Credit Facilities bear interest at the borrower's option at the following interest rates per annum: (i) under the Revolving Credit Agreement, LIBOR rate plus an applicable margin of 1.50% or the Alternate Base Rate (as defined therein) plus an applicable margin that is 150 basis points less than the applicable margin in effect from time to time for LIBOR-based revolving loans (the applicable margin (LIBOR or Alternate Base
Rate) will be subject after three months, effective as of the beginning of each quarter, to a pricing adjustment of plus or minus 0.25% based on the previous quarter's average Availability (as defined therein)); (ii) under the First Lien Term Credit Agreement, LIBOR rate plus an applicable margin of 2.25%, or the Alternate Base Rate plus an applicable margin that is 100 basis points less than the applicable margin in effect from time to time for LIBOR-based first lien term loans (the applicable margin (LIBOR or Alternate Base Rate) will be subject to a pricing reduction adjustment of 0.25% based on achieving a Leverage Ratio (as defined therein) of 3.50 to 1.00; and (iii) under the Second Lien Term Credit Agreement, LIBOR rate plus an applicable margin of 4.75%, or the Alternate Base Rate plus an applicable margin that is

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



100 basis points less than the applicable margin in effect from time to time for LIBOR-based second lien term loans. The unused portion of the revolving credit facility is subject to a per annum commitment fee equal to 0.25%. The Company is required to enter into interest rate swap agreements to fix the interest rates with respect to a portion of its borrowings. The revolving credit facility will mature five years after the closing date. The first lien term loan facility will mature six years after the closing date. The second lien term loan facility will mature seven years after the closing date. The first lien term loan facility will be subject to quarterly amortization of principal equal to 0.25% of its original principal amount beginning with the three month period ending in June 2007 for the first 5.75 years, with the balance payable at maturity. The New Senior Secured Credit Facilities are subject to mandatory prepayment under certain circumstances customary for financings of this type. Mandatory and optional prepayments of the second lien term loan facility will be subject to a prepayment premium for the first two years. The New Senior Secured Credit Facilities contain affirmative, negative and financial covenants and events of default customary for such financings.

     This description of the New Senior Secured Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the credit agreements evidencing the New Senior Secured Credit Facilities, which will be filed as exhibits with the SEC within the applicable deadlines. Interested parties should read these documents in their entirety.

Registration Rights Agreement

     As previously disclosed, in connection with the Plan, the Company conducted a rights offering to its stockholders to purchase shares of the Company's common stock (the "Common Stock") at $2.25 per share (the "Rights Offering") to raise $150.0 million in proceeds. In connection with the Rights Offering, in order to ensure that the Company would raise sufficient proceeds to consummate the Plan, the Company entered into an equity commitment agreement with D. E. Shaw Laminar Portfolios, L.L.C., Goldman, Sachs & Co., Sigma Capital Associates, LLC, Par IV Master Fund, Ltd. and Sunrise Partners Limited Partnership (collectively, the "Significant Equityholders"), each of whom was a stockholder of the Company.
Under the equity commitment agreement and related agreements, the Significant Equityholders agreed to fund any shortfall of the Rights Offering by purchasing shares of either newly created preferred stock through the exercise of a put option held by the Company or Common Stock through the exercise of a call option held by the Significant Equityholders pursuant to the Plan (the "Call Option"). The Significant Equityholders exercised the Call Option under the Plan and purchased shares of Common Stock to cover the amount of the shortfall from the Rights Offering. The shares issued to the Significant Equityholders in the Rights Offering and pursuant to the Call Option were not registered under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with the Plan and the equity commitment agreement, the Company and the Significant Equityholders entered into a registration rights agreement (the "Registration Rights Agreement") under which each of the Significant Equityholders received demand and "piggyback" registration rights with respect to the public resale of shares of Common Stock held by them.


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


     The Registration Rights Agreement entitles the Significant Equityholders to make two demands for registration of all or part of the demanding holders' Common Stock, subject to certain conditions and exceptions. No demand will qualify as such unless made by the holders of at least 25% of the aggregate number of outstanding shares of Common Stock, and unless at least 25% of such aggregate number of outstanding shares shall be included to be sold in each registration statement. In addition, piggyback registration rights contained in the Registration Rights Agreement provide that, subject to certain conditions and exceptions, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, then the Company will offer each of the Significant Equityholders the opportunity to register all or part of their shares of Common Stock on the terms and conditions set forth in the Registration Rights Agreement. Upon the request of the holders of at least 25% of the aggregate number of outstanding shares of Common Stock, the Significant Equityholders also have unlimited rights to register Common Stock that is subject to the Registration Rights Agreement on Form S-3, if and when the Company qualifies to use such form.

     Under the Registration Rights Agreement, the Company will pay customary fees and expenses in connection with any registration, including the reasonable fees and expenses of counsel for the Significant Equityholders.

     The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 4.19 hereto and incorporated by reference herein.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information described in Item 1.01 under "Entry into a Material Definitive Agreement--New Senior Secured Credit Facilities" is incorporated herein by reference.

ITEM 3.02.  Unregistered Sales of Equity Securities.

     The Rights Offering and the offering of the Call Option pursuant to the Plan were made to the Significant Equityholders on a private placement basis. Shares of Common Stock issued to the Significant Equityholders in respect of their participation in the Rights Offering and the exercise of the Call Option were not covered by any registration statement under the Securities Act. The Significant Equityholders report that they have purchased 35,057,062 shares of Common Stock in connection with the Rights Offering. In addition, the Significant Equityholders acquired a total of 3,806,743 shares of Common Stock pursuant to the exercise of the Call Option. The shares of Common Stock described in this paragraph were issued on February 12, 2007.

ITEM 3.03. Material Modification to Rights of Security Holders.

Termination of Poison Pill

     On August 5, 2004, the Company's Board of Directors (the "Board of Directors") declared a dividend of one right to purchase Series A preferred stock, par value $1.00 per share, for each outstanding share of Common Stock payable on August 23, 2004 to the stockholders of record on August 16, 2004. The Board of Directors declared these rights under a stockholder rights plan, commonly referred to as a "poison pill," to protect stockholders from coercive or otherwise unfair takeover tactics. The rights would have become exercisable only if a person or group beneficially acquired 20% or more of the Company's stockholder voting power or if a


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


person or group announced a tender offer, which, if consummated, would have resulted in such person or group beneficially owning 20% or more of such voting power, in either case without the approval of the Board of Directors. Pursuant to the Plan and the Bankruptcy Court's order confirming the Plan, the Company's shareholder rights plan was cancelled as of the Effective Date and no shares of Series A preferred stock will be issued.

     The Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), which was filed with the Delaware Secretary of State on February 9, 2007 and took effect immediately upon filing, did not include any authorization of the Series A preferred stock.

Trading Restrictions

     The information described in Item 5.03 under "Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year--Trading Restrictions" is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

     Under the Plan and the Bankruptcy Court's order approving the Plan, the Significant Equityholders have a one-time right, but not an obligation, to nominate four directors to the Board of Directors. As of the Effective Date, the Significant Equityholders (other than Goldman, Sachs & Co.) nominated the following individuals to serve as directors of the Company, and their nominations were approved by the Bankruptcy Court:

     o Mr. Robert B. Burke, Chief Executive Officer of Par IV Capital Management, LLC;

     o    Mr. Seth Charnow of the D. E. Shaw Group;

     o Mr. Eugene I. Davis, Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC; and

     o Mr. Gregory E. Poling, President of Grace Davison Chemicals, an operating segment of W. R. Grace & Co., and Vice President of W. R. Grace & Co.

      Mr. Burke will be a member of the Compensation Committee of the Board of Directors. Mr. Charnow will be a member of the Compensation Committee of the Board of Directors. Mr. Davis will be a member of the Audit Committee of the Board of Directors. Continuing Director Mr. Thomas M. Hudgins will be a member of the Audit and Compensation Committees of the Board of Directors.

      In addition, Mr. Raymond E. Mabus and Mr. Gregory J. Christian will remain members of the Board of Directors after the Effective Date.

Departure of Directors

     In connection with the Company's Chapter 11 case and as contemplated by the Plan and the Bankruptcy Court's order approving the Plan, as of the Effective Date, Dennis N. Belcher, John C. Culver, Robert J. Hay, David A. Lieberman and Raul Valdes-Fauli will no longer be directors of the Company.

Appointment of Certain Officer


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

     Mr. Gregory J. Christian, 41, assumed the position of the President of the Company on the Effective Date. Mr. Christian has been the Chief Restructuring Officer since August 2005. He has been Executive Vice President and General Counsel and responsible for the Company's Human Resources Department since October 2002. Mr. Christian was also named Chief Administrative Officer in June 2006. Mr. Christian was previously Vice President and Deputy General Counsel of the Company from February 2002 to October 2002.

Compensatory Arrangements of Certain Officers

     Employment Agreement with Raymond E. Mabus, Jr. Mr. Raymond E. Mabus, Jr., the Company's Chairman and Chief Executive Officer, has entered into an employment agreement with the Company and Foamex L.P. dated February 12, 2007 (the "Mabus Employment Agreement"). The term of Mr. Mabus' employment shall commence on February 12, 2007 and continue through the close of business on December 31, 2007. Under the Mabus Employment Agreement, Mr. Mabus is entitled to receive an annual base salary of $650,000 during his term of employment. For 2007, Mr. Mabus is eligible to earn an annual cash bonus award with a target bonus of 60% of his annual base salary as long as Mr. Mabus is employed with the Company and Foamex L.P. as of December 31, 2007. Mr. Mabus is also entitled to participate in the Company's 401(k), pension, supplemental executive retirement plan, life insurance, medical, dental and disability insurance plans. The Company will pay Mr. Mabus a car allowance of $1,200 per month.

     In the event of Mr. Mabus' termination of employment for any reason, Mr. Mabus is entitled to receive (i) any base salary or other compensation earned but not paid prior to the effective date of such termination, (ii) any unreimbursed business expenses and (iii) any payments, benefits, or entitlements which are vested pursuant to his employment agreement or any Company plan, policy, program or arrangement or other arrangement. In addition, if Mr. Mabus' employment is terminated by the Company for reasons other than "Cause" (as defined in the Mabus Employment Agreement), death or "Disability" (as defined in the Mabus Employment Agreement) or if Mr. Mabus terminates his employment for "Good Reason" (as defined in the Mabus Employment Agreement), in either case prior to December 31, 2007, he shall, subject to his execution of a general release and waiver, receive the above payments in addition to (1) a cash amount equal to the sum of his base salary which would have been paid had he remained employed by the Company through December 31, 2007 and his target bonus and (2) continued participation under the Company's medical and dental plans through December 31, 2007.

     In the event Mr. Mabus' employment is terminated on account of death or "Disability," in addition to receiving (i) any base salary or other compensation earned but not paid prior to the effective date of such termination, (ii) any unreimbursed business expenses and (iii) any payments, benefits, or entitlements which are vested pursuant to his employment agreement or any Company plan, policy, program or arrangement or other arrangement, Mr. Mabus is entitled to
(1) a pro-rated bonus, provided that any personal performance targets shall be deemed to have been achieved at the maximum level and (2) continued participation under the Company's medical and dental plans through December 31, 2007.

     Upon the occurrence of a "Change in Control" (as defined in the Mabus Employment Agreement), all outstanding equity and long-term incentive awards shall immediately vest in a manner to enable Mr. Mabus to participate in the "Change in Control" transaction. In addition, Mr. Mabus is entitled to receive an excise tax gross-up.

     The Mabus Employment Agreement also contains certain restrictive covenants. If Mr. Mabus' employment is terminated on or prior to December 31, 2007 or during the six-month period following December 31, 2007, Mr. Mabus shall not for a period of one year from the date of such termination, compete with the Company or solicit any Company employees or customers. Additionally, Mr. Mabus is prevented from divulging any confidential information of the Company during his employment or thereafter.

     Employment Arrangement with Gregory J. Christian. Mr. Gregory J. Christian has entered into an employment agreement with the Company and Foamex L.P., dated February 12, 2007 (the "Christian Employment Agreement"), to be employed as the President of the Company. The initial term of Mr. Christian's employment shall commence on February 12, 2007 and continue through the close of business on December 31, 2009. Mr. Christian's employment shall be automatically extended for successive one-year periods commencing on December 31, 2009, unless either party gives prior written notice at least 45 days in advance of the decision not to extend the employment term. Mr. Christian is entitled to receive an annual base salary of $500,000 during his term of employment, which salary shall be reviewed annually for increase by the Board of Directors or a committee thereof. During Mr. Christian's employment, he is entitled to earn bonus awards in accordance with the incentive programs in effect at that time with a target bonus opportunity of 60% of his annual base salary. Mr. Christian is also entitled to receive a bonus for the fiscal year 2006 in accordance with the 2006 Foamex Salaried Incentive Plan. Additionally, Mr. Christian is entitled to any payments due pursuant to the Key Employee Retention Plan, payable in accordance with such plan and any bankruptcy court order regarding the same. From time to time, Mr. Christian will be entitled to participate in the Company's equity plans and programs and the Company will use its best efforts to cause the Board of Directors or the Company's compensation committee to grant Mr. Christian options to purchase Common Stock pursuant to the MIP (as defined below) as approved by the Bankruptcy Court no later than 45 days following the Effective Date. This 2007 grant will vest no less frequently than in equal annual installments over four years commencing on the first anniversary of the effective date. Mr. Christian is also entitled to participate in the Company's 401(k), pension, supplemental executive retirement plan, life insurance, medical, dental and disability insurance plans. The Company will pay Mr. Christian a car allowance of $1,200 per month.

     In the event of Mr. Christian's termination of employment for any reason, Mr. Christian is entitled to receive (i) any base salary or other compensation earned but not paid prior to the effective date of such termination, (ii) any unreimbursed business expenses and (iii) any payments, benefits, or entitlements which are vested pursuant to his employment agreement or any Company plan, policy, program or arrangement or other arrangement. In addition, if Mr. Christian's employment is terminated by the Company for reasons other than "Cause" (as defined in the Christian Employment Agreement), death or
"Disability" (as defined in the Christian Employment Agreement) and such termination is not made pursuant to a notice of non-renewal given by the Company to Mr. Christian at least 45 days prior to December 31, 2009 or if Mr. Christian terminates his employment for "Good Reason" (as defined in the Christian Employment Agreement), he shall, subject to his execution of a general release and waiver, receive the above payments in addition to (1) a cash amount in 24 equal monthly installments equal to two times the sum of his base salary plus his target bonus, (2) payment of a pro-rated bonus in cash for the year of termination, (3) accelerated vesting of the portion of his equity awards that would have vested during the one year period following the date of termination which awards shall remain exercisable for the lesser of the six month anniversary of the last day of the fiscal quarter in which his employment terminates and the remainder of their original terms and (4) continued participation under the Company's medical and dental plans for 24 months.

     In the event the Company provides Mr. Christian with a notice of non-renewal so that Mr. Christian's employment shall be terminated on December 31, 2009, in addition to (i) any base salary or other compensation earned but not paid prior to the effective date of such termination, (ii) any unreimbursed business expenses and (iii) any payments, benefits, or entitlements which are vested pursuant to his employment agreement or any Company plan, policy, program or arrangement or other arrangement, Mr. Christian is entitled to receive (1) a cash amount in 12 equal monthly installments equal to the sum of his base salary plus his target bonus, (2) a pro-rata bonus in a lump sum, (3) accelerated vesting of the portion of his 2007 equity awards that would have vested during the one year period following the date of termination which awards shall remain exercisable for the lesser of the six month anniversary of the last day of the fiscal quarter in which his employment terminates and the remainder of their original terms and (4) continued participation under the Company's medical and dental plans for 12 months.

     In the event Mr. Christian's employment is terminated on account of death or "Disability," in addition to receiving (i) any base salary or other compensation earned but not paid prior to the effective date of such termination, (ii) any unreimbursed business expenses and (iii) any payments, benefits, or entitlements which are vested pursuant to his employment agreement or any Company plan, policy, program or arrangement or other arrangement, Mr. Christian is entitled to (1) a pro-rated bonus and (2) continued participation under the Company's medical and dental plans for 12 months and (3) accelerated vesting of the portion of his 2007 equity awards that would have vested during the one year period following the date of termination which awards shall remain exercisable for the lesser of the six month anniversary of the last day of the fiscal quarter in which his employment terminates and the remainder of their original terms.

     Upon the occurrence of a "Change in Control" (as defined in the Christian Employment Agreement), all outstanding equity and long-term incentive awards shall immediately vest in a manner to enable Mr. Christian to participate in the "Change in Control" transaction. In addition, Mr. Christian is entitled to receive an excise tax gross-up.

     The Christian Employment Agreement also contains certain restrictive covenants. If Mr. Christian's employment is terminated for any reason other than "Cause," Mr. Christian shall not for a period of two years from the date of such termination, which period will be reduced to one year in the event the termination occurs in connection with a notice of non-renewal, compete with the Company or solicit any Company employees or customers. Additionally, Mr. Christian is prevented from divulging any confidential information of the Company during his employment or thereafter.

     The foregoing summary of the Mabus Employment Agreement and the Christian Employment Agreement is qualified in its entirety by reference to the full text of these employment agreements, which will be filed as exhibits with the SEC within the applicable deadlines. Interested parties should read these documents in their entirety.

     In addition to the agreements described above, Messrs. Andrew M. Thompson, Executive Vice President, Foam and Technical Products, and Donald Phillips, Executive Vice President, Automotive Products, executed new employment agreements with the Company on February 12, 2007, with qualitative terms similar to the Christian Employment Agreement. These agreements are filed herewith as Exhibits 10.[ ] and 10.[ ], respectively, and are incorporated by reference herein.

Adoption of Management Incentive Plan

     2007 Management Incentive Plan. In connection with the Plan, the Company adopted a new 2007 Management Incentive Plan (the "MIP"). The purpose of the MIP is:

          o to encourage stock ownership by key employees, non-employee directors and consultants of the Company, so that such persons will have a proprietary interest in the performance of the Company,

          o to provide an incentive for participants to expand and improve the growth and prosperity of the Company, and

          o to assist the Company in attracting and retaining key employees, non-employee directors and consultants.

     The MIP is generally intended to provide bonuses that may qualify as performance-based compensation within the meaning of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code generally provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain executive officers in any one year. Certain performance-based compensation is exempt from this limit. Specifically, Section 162(m) of the Code does not preclude the Company from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if that compensation exceeds $1,000,000. The MIP is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Code and related IRS regulations. So as to qualify the MIP for the exemption available under Section 162(m) of the Code, the adoption of the MIP was made subject to shareholder approval or alternatively to confirmation from counsel that the already-received approval by Bankruptcy Court in the order of confirmation is adequate for this purpose. Awards may be made under the MIP prior to receipt of such shareholder approval or legal opinion but those awards will be subject to the receipt of such approval or opinion as applicable.

     Eligibility. The individuals who shall be eligible to receive incentive awards pursuant to the MIP shall be those employees, directors and consultants whom the committee shall select from time to time.

     Shares Subject to the MIP. The maximum number of shares of Common Stock that may be issued in connection with stock incentive awards granted under the MIP shall not exceed 9,300,000 shares of Common Stock in the aggregate. The maximum number of shares of

Common Stock that may be covered by stock incentive awards granted under the MIP to any single participant in any fiscal year of the Company shall not exceed 3,000,000. The amount payable to any participant with respect to any fiscal year of the Company for all cash incentive awards for which the performance period is not longer than one year shall not exceed $5,000,000 per fiscal year. If shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the group, any portion of the shares forfeited, cancelled or returned shall be treated as not issued under the MIP. In no event shall any new stock incentive award be issued in substitution for outstanding stock incentive awards previously granted to participants, nor shall any repricing of stock incentive awards issued under the MIP be permitted unless the shareholders of the Company expressly approve such substitution or repricing.

     Types of Awards. Under the terms of the MIP, the committee may from time to time grant options to purchase Common Stock. The MIP also provides for stock appreciation rights, restricted stock, phantom stock units, performance share units and/or stock bonuses and certain cash incentive awards. All incentive award grants under the MIP shall be evidenced by a separate written agreement in form and substance approved by the Company's compensation committee. Such committee reserves the ability to reduce awards in its discretion.

     Stock Options. Stock options under the MIP may be nonqualified or incentive stock options. The exercise price per share of Common Stock covered by any option shall be not less than 100% of the "Fair Market Value" (as defined in the MIP) of a share of Common Stock on the date on which the option is granted. The committee shall determine when such options will become vested and exercisable; provided, however that no option shall be exercisable after the expiration of ten years from the date of its grant.

     Other Stock-Based Awards. The committee may grant equity-based or awards valued by reference to Common Stock may be granted by the committee in such amounts and subject to such terms and conditions as the committee shall determine, including, but not limited to, qualification as performance based compensation.

     Cash Incentive Awards. The committee may grant cash incentive awards to be settled in cash and which may also be designed to qualify as performance-based compensation.

     Performance Measures. The amount payable with respect to an incentive award intended to qualify as performance-based compensation shall be determined in any manner permitted by Section 162(m) of the Code. The performance goals upon which the payment or vesting of any incentive award intended to qualify as performance-based compensation (other than options and stock appreciation rights) shall be objective and relate to one or more of the following performance measures: (i) net earnings or net income (before or after taxes),
(ii) basic or diluted earnings per share (before or after taxes), (iii) net revenue or net revenue growth, (iv) gross profit or gross profit growth, (v) operating profit (before or after taxes), (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales),
(vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), (viii) earnings before or after taxes, interest, depreciation and/or amortization, (ix) gross or operating margins, (x) productivity ratios or improvement, (xi) share price (including, but not limited to, growth measures and total stockholder return), (xii) expense targets, (xiii) margins, (xiv) operating efficiency, (xv) objective measures of customer satisfaction, (xvi) working capital targets, (xvii) measures of economic value added, (xviii) inventory control, (xix) pay down of debt or net debt reduction, (xx) unit volume, and (xxi) net sales or sales or product volume growth. The performance periods may be equal to or longer than, but not less than, one fiscal year of the Company and may be overlapping. Additionally, the committee, may, subject to the terms of the MIP, amend previously granted incentive awards in a way that disqualifies them as performance-based compensation.

     Adjustment Upon Certain Changes in Common Stock. In the event of any change in the number of shares of Common Stock outstanding or changes in capitalization by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, extraordinary cash dividend, reorganization or similar corporate change, (i) the maximum aggregate number of shares of Common Stock with respect to which the committee may grant stock incentive awards and the maximum aggregate number of shares of Common Stock with respect to which the Company's compensation committee may grant stock incentive awards to any individual participant in any year shall be appropriately adjusted by such committee, and (ii) the Company's compensation committee shall make adjustments to stock incentive awards outstanding on the date on which such change occurs, and to award agreements or any other agreements reflecting such stock incentive awards, as to the number, price, exercise price, kind or class of shares subject to, or consideration payable in respect of, stock incentive awards, and such other terms of such incentive awards as the committee may consider appropriate, in each case, to reflect such change. In the event of (1) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (2) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Company's compensation committee shall in its discretion, have the power to (A) cancel, effective immediately prior to the occurrence of such event, each stock incentive award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the participant an amount in cash equal to the value, if any, of the award, as determined by the committee in its discretion or (B) provide for the exchange of each stock incentive award (whether or not then exercisable or vested) for an incentive award with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such incentive award would have received in such transaction.

     Administration. The MIP is administered by the Board of Directors or a committee thereof. Such committee shall have full discretionary authority to administer the MIP, including the authority to interpret and construe any and all provisions of the MIP and the terms of any awards granted thereunder.

     Amendment and Termination. The Board of Directors may at any time suspend or discontinue the MIP or revise or amend it in any respect whatsoever, provided, however, that to the extent any applicable law, regulation or rule of a stock exchange requires shareholder approval in order for such revision or amendment to be effective, such revision or amendment shall not be effective without such approval.

     The foregoing summary of the MIP is qualified in its entirety by reference to the full text of the MIP, which will be filed as exhibits with the SEC within the applicable deadlines. Interested parties should read these documents in their entirety.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     In  connection  with  the  Company's   reorganization  and  emergence  from
bankruptcy, the Company amended and restated its certificate of incorporation and its bylaws, each of which became effective as of the Effective Date.

Stockholder Action by Written Consent; Business Combinations

     The amendments to the Company's certificate of incorporation added certain provisions permitting the Company's stockholders to act by written consent to the extent permitted by the Delaware General Corporation Law. The amendments also amended certain provisions relating to any Business Combination (as defined in the Certificate of Incorporation) with any Related Person (as defined in the Certificate of Incorporation). The Certificate of Incorporation requires that the consideration received by the holders of our Common Stock (other than the Related Person involved in the Business Combination) is fair from a financial point of view as determined by the Company's independent directors, who shall have the authority, but not the obligation, to engage independent counsel and bankers at the Company's expense for purposes of making this determination, subject to a budget reasonably acceptable to the Board of Directors. The Certificate of Incorporation (filed as Exhibit 3.7.3 to this Report) and amended and restated bylaws (filed as Exhibit 3.8.1 to this Report) are incorporated herein by reference in this Item 5.03.

Trading Restrictions

     The Certificate of Incorporation includes certain restrictions that apply to trading in the Common Stock until such restrictions expire. These restrictions are not in effect because, on February 13, 2007, the Board of Directors, as permitted under the Certificate of Incorporation, determined that it was in the best interests of the Company for such restrictions to expire. The restrictions were intended to protect the Company from a Section 382 Ownership Change (as defined below) following the Effective Date if such a change did not occur as of the Effective Date. The Company has not yet made a definitive determination as to whether it should be treated as having undergone a Section
382 Ownership Change on the Effective Date, but concluded that, in any event, the restrictions were not required because the consequences of such a change on or after the Effective Date are not expected to be material.

     Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") limits a corporate taxpayer's utilization of net operating losses ("NOLs") and certain other tax attributes following a "50-percent ownership change" (a "Section 382 Ownership Change"). As a result of the purchase of Common Stock in connection with the Rights Offering and the exercise of the Call Option by the Significant Equityholders, pursuant to the Company's Plan, the Company may have experienced a Section 382 Ownership Change as of the Effective Date. If the Company did not undergo a Section 382 Ownership Change as of the Effective Date, it may undergo such a change following the Effective Date. If the Company did or will undergo a Section 382 Ownership Change on or after the Effective Date, its utilization of the NOLs carried forward from the period preceding the Section 382 Ownership Change (the "pre-change

NOLs") will be subject to an annual limitation determined under Section 382 of the Code. While there can be no assurance, the Company expects that any such annual limitation will not significantly affect the Company's ability to utilize its pre-change NOLs.

ITEM 8.01.  Other Events.

     The Rights Offering expired on January 31, 2007. An aggregate of 63,859,924 shares of Common Stock were subscribed for constituting aggregate proceeds to the Company of $141,434,829.00. The Significant Equityholders exercised the Call Option in full, acquiring an aggregate of 3,806,743 shares of Common Stock, resulting in aggregate proceeds to the Company of $8,565,171.75. The Rights Offering and the Call Option together raised an aggregate of $150,000,000.75 to support the cash obligations of the Company and Foamex L.P. under the Plan.

     The effective date of the Plan was February 12, 2007. On that date, the Company released the press release filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.



Exhibit No.     Description
-----------     -----------
   3.7.3        Second Amended and Restated Certificate of Incorporation of
                Foamex International Inc.
   3.8.1        Amended and Restated By-laws of Foamex International Inc.
   4.19         Registration Rights Agreement.
   99.1         Press Release dated February 12, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  February 15, 2007



                                  FOAMEX INTERNATIONAL INC.





                                  By:        /s/ Gregory J. Christian
                                             ---------------------------------

                                  Name:      Gregory J. Christian
                                             ---------------------------------
                                  Title:     President
                                             ---------------------------------

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
   3.7.3        Second Amended and Restated Certificate of Incorporation of
                Foamex International Inc.
   3.8.1        Amended and Restated By-laws of Foamex International Inc.
   4.19         Registration Rights Agreement.
   99.1         Press Release dated February 12, 2007.